EXHIBIT 10.31

                   RETIREMENT AGREEMENT WILLIAM E. JOHNSON JR.

                         EMPLOYMENT RETIREMENT AGREEMENT

     THIS EMPLOYMENT RETIREMENT AGREEMENT (the "Agreement"), to include Exhibit
          A and Exhibit B that are incorporated by this reference, is entered into by and between GTSI Corp., a Delaware corporation ("GTSI"), and William E. Johnson, Jr. ("Employee"). It will become effective as set forth in Section 14.17 (the "Effective Date").

                                    RECITALS

     A. Employee on October 15, 2002 notified GTSI of his retirement as an employee and officer of GTSI effective end of day, October 31, 2002 (the "Retirement Date").

     B. Employee desires to receive the benefits under GTSI's Officer Severance Plan dated 2/17/91, and amended on 9/3/92, 3/10/93, and 11/3/94 (the "Severance Plan"), which benefits are stated in the Severance Plan to be contingent upon, among other things, Employee's entering into this Agreement and undertaking the obligations set forth in this Agreement.

     C. GTSI and Employee desire to set forth their respective rights and obligations with respect to Employee's retirement from GTSI and to settle and resolve all matters concerning Employee's past services to GTSI.

                                    AGREEMENT

     NOW, in consideration of the foregoing recitals and the mutual covenants and conditions in this agreement, the receipt and sufficiency of which are hereby acknowledged, GTSI and Employee agree as follows:

I. Background


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1.   DEFINITIONS

     The following terms shall have the meanings set forth below:

     1.1 "Includes;" "Including." Except where followed directly by the word "only," the terms "includes" or "including" means "includes, but is not limited to," and "including, but not limited to," respectively.

     1.2 "Severance Covered Period." The term "Severance Covered Period" means the continuous twelve (12) month period of time immediately following the Retirement Date defined as October 31, 2002 to October 31, 2003.

II. Employee Severance and Obligations

2.   SEVERANCE BENEFITS

     2.1 Employee Compensation. GTSI and Employee acknowledge and agree that GTSI will pay to him, any and all: (a) salary and wages, and (b) accrued but unpaid vacation time, as owed by GTSI to Employee up to the Retirement Date. Except for the Severance Compensation described below, GTSI owes no other wages or salary to Employee. All Severance Compensation payments by GTSI to Employee will be by check mailed to Employee or direct deposit, as mutually agreed to by the parties.

     2.2 Severance Compensation. Subject to Employee's continuing compliance with the terms of this Agreement, GTSI will pay to Employee severance compensation as follows: (a) a bonus of Fifty Thousand Dollars ($50,000.00) on or before November 15, 2002; and (b) eleven (11) months of salary in the sum of One Hundred Seventy Four Thousand, One-Hundred and Sixty Seven Dollars ($174,167.00) over a period of eleven (11) months beginning November 1, 2002 and ending September 30, 2003, payable in bi-monthly payments on GTSI's normal pay periods ((a) and (b) together identified as the "Severance Compensation"). Payments will begin following the Effective Date. As clarification, the gross amount of Severance Compensation payable to Employee will be equal to $224,167.00. GTSI will withhold from the Severance Compensation standard and applicable taxes and payroll deductions. Severance Compensation will not include any other bonuses, incentive compensation, commission payments, pension or any other amounts. Except for the foregoing Severance Compensation, GTSI will have no payment, fees, bonuses, compensation, wages, or any other type of payment obligation to Employee following the Retirement Date. Severance Compensation payments will end on September 30, 2003.

     2.3 Accelerated Options in Lieu of a Portion of Severance Compensation. As provided under the Plan, Employee has elected irrevocably to accept accelerated vesting of a portion of the Employee's outstanding but unvested stock options in lieu of a portion of the Employee's salary payout under the Severance Compensation. Employee has elected to forgo one (1) month of salary (equal to $15,833.00) in order to accelerate his unvested stock options by one calendar quarter. The stock options to be accelerated and thereby available for exercising by Employee (at the applicable exercise period) are identified in Exhibit A. By electing this option, Employee will be paid 11 months of salary under Section 2.2 above. Employee has elected this option in writing, as indicted in Exhibit B.

     2.4 Continuation of Certain Benefits. Subject to Employee's continuing compliance with the terms of this Agreement, from the Retirement Date until December 31, 2002, GTSI will continue the medical and dental benefits (the "Benefits") provided to Employee as of the date of Retirement, subject to


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Employee's continued payment of his applicable share. GTSI will withhold
Employee's Benefit deductions from his Severance Compensation. These Benefits will be terminated as of December 31, 2002, provided that Employee may purchase (at such Employee's expense) continuation medical coverage from GTSI's health insurance carrier to the extent he is entitled to do so as a matter of right under federal or state law; such coverage is generally known as COBRA. Except for the foregoing Benefits provided until December 31, 2002, Employee will not be entitled to any other GTSI benefits.

     2.5 "Stock Options & ESPP." Exhibit A sets forth a complete list of all stock options to purchase capital stock of GTSI which have been previously issued to Employee and which have vested as of the date hereof. Employee has the right to exercise these stock options to the extent set out in the applicable stock option agreements, subject to standard GTSI processes and requirements for exercising stock options. All other outstanding stock options granted to Employee will immediately expire upon the Retirement Date. To the extent that the Employee participated in GTSI's Employee Stock Purchase Plan ("ESPP"), the full amount of Employee's ESPP payroll deductions made as of the start of the current offering period (July 1, 2002) will be returned to the Employee in the next GTSI pay date.

     2.6 "Sole Entitlement." Employee acknowledges and agrees that his sole entitlement to compensation, payments of any kind, monetary and non-monetary benefits and perquisites with respect to his prior GTSI relationship (as an officer and employee) and the Severance Plan is as set forth in this Agreement and any applicable stock option agreements. Further, through this Agreement, GTSI has satisfied all of its obligations under the Severance Plan and any stock option agreement.

3.   COMPANY PROPERTY

     On or before the Effective Date, Employee will return to GTSI any and all GTSI assets or property, which have come into his possession or control. If Employee does not return the assets or property by the Effective Date, GTSI will have the right to offset the cost of such assets or property as permitted under
Section 4(e) of the Severance Plan.

4.   CONFIDENTIAL INFORMATION, TRADE SECRETS

4.1 Employee recognizes, acknowledges and agrees that GTSI is the owner of proprietary rights in certain confidential sales and marketing information, programs, tactics, systems, methods, processes, distribution methods, compilations of technical and non-technical information, records and other business, financial, sales, marketing and other information and things of value. To the extent that any or all of the foregoing constitute valuable trade secrets and/or confidential and/or privileged information of GTSI, Employee agrees that at any time after he executes this Agreement:

          (a) That, except with prior written authorization from GTSI's CEO or COO, for purposes related to GTSI's best interests, he will not directly or indirectly duplicate, remove, transfer, disclose or utilize, nor knowingly allow any other person to duplicate, remove, transfer, disclose or utilize, any property, assets, trade secrets or other things of value ("Confidential Information"). Confidential Information includes, but is not limited to, in whatever format, any records, techniques, procedures, systems, methods, market research, distribution arrangements, advertising and promotional materials, lists of past, present or prospective customers, lists of past, present or prospective vendor partners, prices, costs, or margin information, current and future strategic business plans, presentations, documents, or financial data or records, and any other data or information prepared for, stored in, processed by or obtained from, an automated information system belonging to or in the possession of


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GTSI which are not intended for and have not been the subject of public disclosure, and provide GTSI with a competitive or business advantage.

          Employee represents that he has returned to GTSI any and all such Confidential Information, or if contained as a mental impression, agrees to safeguard all GTSI trade secrets in his possession or known to him at all times so that they are not disclosed to, any individual, other than an authorized GTSI employee. Employee agrees to exercise his reasonable efforts to assure the safekeeping, in GTSI's interest, of all such Confidential Information known to him. This subsection shall not apply to Confidential Information that (i) is now or later becomes generally known to the public or competitors of GTSI (other than as a result of a breach of this Agreement); (ii) Employee lawfully obtains from any third party who has lawfully obtained such information without any obligation of confidentiality; or (iii) is later published or generally disclosed to the public by GTSI. Employee shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials.

          (b) That all improvements, discoveries, systems, techniques, ideas, processes, programs and other things of value made or conceived in whole or in part by Employee with respect to any aspects of GTSI's current or anticipated business while an employee of GTSI are and remain the sole and exclusive property of GTSI, and Employee has disclosed all such things of value to GTSI and will cooperate with GTSI to ensure that the ownership by GTSI of such property is protected. All of such property of GTSI in Employee's possession or control, including, but not limited to, all personal notes, documents and reproductions thereof, relating to the business and the trade secrets or confidential or privileged information of GTSI has already been, or shall be immediately, delivered to an authorized representative of GTSI's Legal Department.

5.   NON-COMPETE AND NON-SOLICITATION

     5.1. Non-Compete. Employee agrees that for two years from the Retirement Date, he will not, without the prior written consent of GTSI's CEO or COO, either directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity, as an officer, director, owner, partner, member, joint venture, or in any other capacity, whether as an employee, independent contractor, consultant, advisor or sales representative provide managerial services in support of the fulfillment, distribution or operations of a Federal government information technology (IT) reseller that has an office within 50 miles of GTSI's headquarters, where employment is in direct support of the resale of IT products or services to the federal government. Employee is not restricted from having an ownership interest in any company engaged in the marketing and sale of information technology solutions to Federal, state and local government customers, provided he is in compliance with this Section 5.1.


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     5.2. Non-Solicitation of Employees. Employee agrees that for two years from the Retirement Date, he will not, without the prior written consent of GTSI's
CEO or COO, solicit or attempt to solicit for employment for or on behalf of any corporation, partnership, venture or other business entity any person who, on the last day of Employee's employment with GTSI or within 6 months prior to that date, was employed by GTSI or a subsidiary as an employee, manager or executive and with whom Employee had material contact during the course of his employment with GTSI (whether or not such person would commit a breach of contract).

     5.3. Non-Solicitation of Customers and Partners. Employee acknowledges that he owes GTSI a duty of Loyalty, and to preserve and protect, among other things, GTSI's Confidential Information, as well as GTSI's relationships with its present and potential customers and partners. As a result, Employee agrees that for two years from the Retirement Date, he will not, without the prior written consent of GTSI's CEO or COO:

     (a) solicit or make any statement or do any act intended to cause such customer or partner to make use of or obtain from any person or business, services or goods which are similar or related to those offered by GTSI; or
     (b) discuss with any other GTSI employee the present operations or formation and future operations of any business competing with or intended to compete with GTSI.

6.   REPRESENTATIONS REGARDING COVENANTS

     6.1 Employee acknowledges and agrees that the services rendered by him to GTSI in the course of his prior employment were of a special and unique character, and that breach by him of any provision of the covenants set forth in
Section 4 or 5 of this Agreement will cause GTSI irreparable injury and damages. Employee expressly agrees that GTSI shall be entitled, in addition to all other remedies available to it whether at law or in equity, to injunctive and other equitable relief to secure their enforcement.

     6.2 The parties expressly agree that the covenants contained in Section 4 or 5 of this Agreement are reasonable in scope, duration and otherwise; however, if any of the restraints provided in these covenants are adjudicated to be excessively broad as to area or time or otherwise, such restraint shall be limited, reduced, or deleted as described in Section 14.6 to whatever extent is reasonable and the restraint shall be fully enforced in such modified form. Any provisions of such covenants not so reduced shall remain in full force and effect.

     6.3 Employee's obligations set forth in Sections 4, 5 and 6 of this Agreement are in addition to, and not instead of, Employee's obligations under any existing nondisclosure agreement between GTSI and Employee (the "Nondisclosure Agreement"). Employee acknowledges that any Nondisclosure Agreement will survive this termination of employment, and that nothing in this Agreement will be construed as terminating, limiting, or otherwise minimizing any of the obligations set out in the Nondisclosure Agreement(s).

7.   COOPERATION

     Employee agrees that for any time following his execution of this Agreement, he will cooperate fully and reasonably with GTSI in connection with any future or currently pending proceeding, dispute, investigation, litigation or threatened litigation (the "Matter"): (1) directly or indirectly involving GTSI (which, for purposes of this section, will include GTSI and each of its current and future subsidiaries, successors or permitted assigns); or (2) directly or indirectly involving any director, officer or employee


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of GTSI (with regard to matters relating to such person(s) acting in such capacities with regard to GTSI business). Such cooperation will include making himself available upon reasonable notice at reasonable times and places to meet with GTSI representative(s) to provide information and statements regarding his knowledge, experience, records, or other awareness of the Matter, and/or consult with and to testify truthfully (at GTSI's expense for reasonable, pre-approved out-of-pocket travel costs) in any action as reasonably requested by the CEO or COO or the Board of Directors. Employee further agrees to promptly notify GTSI's CEO or COO in writing in the event that he receives any legal process or other communication purporting to require or request him to produce testimony, documents, information or things in any Matter, or any other issue related to GTSI, its directors, officers or employees, and that he will not produce testimony, documents, information or other things with regard to any Matter or any other pending or threatened lawsuit or proceeding regarding GTSI without giving GTSI prior written notice of the same and reasonable time to protect its interests. Employee further promises that when so directed by the CEO or COO or the Board of Directors, he will make himself available to attend any such legal proceeding and will truthfully respond to any questions in any manner concerning or relating to GTSI and will produce all documents and things in his possession or under his control which in any manner concern or relate to GTSI.

8.   PRIVILEGED INFORMATION

     Employee acknowledges that as the result of his prior service as an officer and employee of GTSI, he has had access to, and is in possession of, information and documents protected by the attorney-client privilege and by attorney work product doctrine, such as information relating to acquisitions, past, current or future disputes, investigations or litigation, and Board of Directors' correspondence. Employee understands that the privilege to hold such information and documents confidential is GTSI's, not his personally, and that he will not disclose the information or documents to any person or entity without the express prior written consent of the CEO or COO or Board of GTSI unless he is required to do so by law.

III. Mutual Obligations of Parties

9.   MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     Each party represents, warrants and covenants (with respect to itself/himself only) to the other party that, to its/his respective best knowledge and belief as of the date of each party's respective signature below:

     9.1 Full Power and Authority. It/he has full power and authority to execute, enter into and perform its/his obligations under this Agreement; this Agreement, after execution by both parties, will be a legal, valid and binding obligation of such party enforceable against it/him in accordance with its terms; it/he will not act or omit to act in any way which would materially interfere with or prohibit the performance of any of its/his obligations hereunder, and no approval or consent other than as has been obtained of any other party is necessary in connection with the execution and performance of this Agreement.

     9.2 Effect of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions it contemplates:

          (a) will not interfere or conflict with, result in a breach of, constitute a default under or violation of any of the terms, provisions, covenants or conditions of any contract, agreement or understanding, whether written or oral, to which either party is a party (including, in the case of GTSI, its bylaws and articles of incorporation as amended to date) or to which it/he is bound; and


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          (b)  will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental agency or court having jurisdiction of such party.

10.  PROHIBITION AGAINST DISPARAGEMENT

     GTSI and Employee each agree that at any time following the execution of this Agreement, any communication, whether oral or written, occurring on or off the premises of GTSI, made by it/him or its/his agent to any person or entity (including, without limitation, any GTSI employee, customer, vendor, supplier and any competitor and any person associated with any media) which in any way relates to his or to GTSI or to GTSI's directors, officers, management or employees: (1) will be truthful; and (2) will not disparage or undermine the reputation or business practices of Employee or GTSI or its directors, officers, management or employees. The only exceptions to the foregoing shall be: (1) truthful statements privately made to (a) the CEO or COO of GTSI, or their designated representatives, (b) any member of GTSI's Board of Directors, (c) GTSI's auditors, (d) inside or outside counsel of GTSI, (e) Employee's counsel or (f) Employee's spouse; (2) truthful statements lawfully compelled and made under oath; (3) truthful statements made to specified persons upon and in compliance with prior written authorization from or in connection with formal legal or administrative proceedings, GTSI's CEO or COO or Board; and (4) truthful statements made by GTSI's CEO or COO to specified persons upon and in compliance with prior authorization from Employee asking them to respond to inquiries from such specified persons.

11.  MUTUAL RELEASE OF CLAIMS

     11.1 Employee forever releases and discharges GTSI and the predecessor corporation of GTSI as well as the successors, current or prior stockholders of record, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of Employee by GTSI, the separation of that employment, and any dealings between the parties concerning Employee's employment existing prior to the date of execution of this Agreement (excepting only claims arising from a breach by GTSI of this Agreement including those obligations recited herein or to be performed hereunder) including but not limited to any and all claims of discrimination on account of sex, race, age, handicap, veteran status, national origin or religion, and claims or causes of action based upon any equal employment opportunity laws, ordinances, regulations or orders, including but not limited to Title VII of the Civil Rights Act of 1964 and the Age Discrimination In Employment Act, the Americans With Disabilities Act, Executive Order 11246, the Rehabilitation Act and any applicable state or local anti-discrimination statutes; claims for breach of any contract, agreement or promises made prior to this date; claims for wrongful termination actions of any type, breach of express or implied covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; claims for libel, slander or invasion of privacy; provided, however, that Employee and GTSI agree that Employee does not waive any rights or claims under the Age Discrimination In Employment Act that may arise after the execution of this document by Employee. This proviso is intended to exclude from release only claims "that arise after" execution of this document by Employee as provided for by the Older Workers Benefit Protection Act. This release also applies to any claims or rights that Employee might have or assert with respect to any claims or rights, if any, concerning any GTSI bonus plan applicable to GTSI officers. Nothing contained in this Section 11.1 shall affect any rights, claims or causes of action which Employee may have (1) as a stockholder of GTSI; (2) to indemnification by GTSI, to the extent required under the provisions of GTSI's Certificate of Incorporation, GTSI's By-Laws, the Delaware General Corporation Law, insurance or contracts, with respect to matters relating to


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Employee's prior service as an officer, employee and agent of GTSI; (3) to make claims against or seek contribution from anyone not released by the first sentence of this Section 11.1 with respect to any matter or anyone released by the first sentence of this Section 11.1 with respect to any matter not released thereby; or (4) with respect to GTSI's performance of this Agreement.

     11.2 GTSI forever releases and discharges Employee, and his heirs, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of Employee by GTSI, the separation of that employment, and any dealings between the parties concerning Employee's employment existing prior to the date of execution of this Agreement, excepting only claims arising from a breach by Employee of this Agreement including those obligations recited herein or to be performed hereunder. Nothing contained in this Section 11.2 will affect any rights, claims or causes of action which GTSI may have to make claims against or seek contribution from anyone not released by the first sentence of this Section
11.2 with respect to any matter or anyone released by the first sentence of this
Section 11.2 with respect to any matter not released thereby; or with respect to Employee's performance of this Agreement.


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IV. Miscellaneous

12.  FORMER EMPLOYEE REPRESENTATIONS

     Notwithstanding that this Agreement may be entered into subsequent to the Retirement Date, Employee represents and warrants that he has not acted or omitted to act in any respect which involves fraud or malfeasance towards GTSI or which directly or indirectly would have constituted a violation of Sections 4 or 5 of this Agreement had this Agreement then been in effect.

13.  ASSIGNMENT

     Employee represents and warrants that he has not assigned, transferred or granted or purported to assign, transfer or grant any claims, entitlement, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify and hold harmless GTSI from and against any and all costs, expense, loss or liability incurred by GTSI as a consequence of any such assignment, transfer or grant.

14.  OTHER PROVISIONS

     14.1 Legal Advice and Construction of Agreement. Both GTSI and Employee have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability of entering into this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement. In Employee's case, he is/was expressly advised by GTSI of his right to consult an attorney to review this Agreement. Each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

     14.2 Parties' Understanding. GTSI and Employee state that each has carefully read this Agreement, that it has been fully explained to it/him by its/his attorney (or that it/he has voluntarily and knowingly elected not to receive such explanation), that it/he fully understands its final and binding effect, that the only promises made to it/him to sign the Agreement are those stated above, and that it/he is signing this Agreement voluntarily.

     14.3 Notices. All notices and demands referred to or required herein or pursuant hereto shall be in writing, shall specifically reference this Agreement and shall be deemed to be duly sent and given upon actual delivery to and receipt by the relevant party (which notice, in the case of GTSI, must be from an officer of GTSI) or five days after deposit in the U.S. mail by certified or registered mail, return receipt requested, with postage prepaid, addressed as follows (if, however, a party has given the other party due notice of another address for the sending of notices, then future notices shall be sent to such new address):

          (a) If to GTSI:              GTSI Corp.
                                       3901 Stonecroft Boulevard
                                       Chantilly, Virginia 20151
                                       Attn:  Chief Operating Officer
                                       With a copy to: Legal Department

          (b) If to Employee:          William E. Johnson, Jr.
                                       420 Edgewood Drive
                                       Mineral, VA 23117


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     14.4 Recitals and Section Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and section headings are used herein for convenience only, are no part of this Agreement and will not be used in interpreting or construing it.

     14.5 Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Notwithstanding the foregoing, the parties understand and agree that any Nondisclosure Agreement and all other written agreements between Employee and GTSI are separate from this Agreement and, subject to the terms and conditions of each such agreement, will survive the execution of this Agreement, and nothing contained in this Agreement will be construed as affecting the rights or obligations of either party set forth in such agreements.

     14.6 Severability. In the event any provision of this Agreement or the application thereof to any circumstance will be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, or to be excessively broad as to time, duration, geographical scope, activity, subject or otherwise, it will be construed to be limited or reduced so as to be enforceable to the maximum extent allowed by applicable law as it shall then be in force, and if such construction is not be feasible, then such provision will be deemed to be deleted herefrom in any action before that court, and all other provisions of this Agreement will remain in full force and effect.

     14.7 Amendment and Waiver. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and signed by each party hereto. Except as expressly provided in this Agreement, no course of dealing between the parties hereto and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law, in equity, by statute or otherwise, will operate as a waiver of, or otherwise prejudice, any such rights, power or remedy.

     14.8 Cumulative Remedies. None of the rights, powers or remedies conferred herein will be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred herein or now or hereafter available at law, in equity, by statute or otherwise.

     14.9 Specific Performance. Each party hereto may obtain specific performance to enforce its/his rights hereunder and each party acknowledges that failure to fulfill its/his obligations to the other party hereto would result in irreparable harm.

     14.10 Virginia Law and Location. This Agreement was negotiated, executed and delivered within the Commonwealth of Virginia, and the rights and obligations of the parties hereto will be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws) of the Commonwealth of Virginia applicable to the construction and enforcement of contracts between parties resident in Virginia which are entered into and fully performed in Virginia.

     14.11 Force Majeure. Neither GTSI nor Employee will be deemed in default if its/his performance of obligations hereunder is delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

     14.12. No Admission. Neither the entry into this Agreement nor the giving of consideration under this Agreement will constitute an admission of any wrongdoing by GTSI or Employee.


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     14.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.14 Successors and Assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder (including, without limitation, rights and duties of performance) to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the non-assigning party, which consent may be given or withheld by such non-assigning party in the sole exercise of its discretion, except that GTSI may assign this Agreement to a corporation acquiring: (1) 50% or more of GTSI's capital stock in a merger or acquisition; or (2) all or substantially all of the assets of GTSI in a single transaction; and except that Employee may transfer or assign his rights under this Agreement voluntarily, involuntarily or by operation of law upon or as a result of his death to his heirs, estate and/or personal representative(s). Any prohibited assignment will be null and void, and any attempted assignment of this Agreement in violation of this section will constitute a material breach of this Agreement and cause for its termination by and at the election of the other party hereto by notice. This Agreement will be binding upon and inure to the benefit of each of the parties and, except as otherwise provided in this Agreement, their respective legal successors and permitted assigns.

     14.15 Survival. The definitions, representations and warranties herein as well as obligations set forth in Sections 4, 5, 6, 7, 8, 10, and 11 will survive any termination of this Agreement for any reason whatsoever.

     14.16 Limitation of Damages. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including any claim of breach of contract, liability shall be limited to compensatory damages proximately caused by the breach and neither party will, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.

     14.17 Effective Date/Impact of Signature. This Agreement is delivered to Employee on October 15, 2002, and amended on October 28, 2002. Employee acknowledges that he has been advised that he has 21 days from October 28, 2002, to review this Agreement to decide whether or not to accept this Agreement by signing below. Employee understands and agrees that by signing this Agreement, he is giving up the right to sue for age discrimination, and that under this Agreement, GTSI will receive consideration to which it is not otherwise entitled, and would not receive but for his release of rights under the law. Notwithstanding anything in this Agreement to the contrary, Employee agrees that, after he has signed and delivered this Agreement to GTSI, this Agreement will not be effective or enforceable until the end of a seven (7) day revocation period beginning the day after the Employee signs this Agreement. GTSI will have no obligation to provide any Severance Compensation until the Agreement is signed and the seven-day period has expired. During this seven-day period, Employee may revoke his signature, without reason and in his sole judgment, but he may do so only by delivering a written statement of revocation to GTSI to the attention of COO and Legal Department. Once signed by Employee, if GTSI does not receive a written revocation from Employee by the end of the revocation period, then this Agreement will become legally enforceable.

     If signed by Employee, this Agreement will be effective as of the eighth day following the date of signature (the "Effective Date"), unless earlier revoked as noted above.


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

GTSI Corp.                          William E. Johnson, Jr.

By:_____________________________    Signature:__________________________________
                                                   William E. Johnson, Jr.
Print Name:_____________________

Print Title:____________________

Date:___________________________    Date:   EXHIBIT  A
                                         ---------------------------------------

                                  STOCK OPTIONS

           -------------------------------------------------------
                                                  Exercise Period
           Options         Date        Exercise       Following
           Vested         Issued        Price     Termination Date
           -------------------------------------------------------
            15,000       3/25/99       $3.7500      Three Months
           -------------------------------------------------------
            13,333       11/2/99       $2.8750      Three Months
           -------------------------------------------------------
             1,500       11/2/00       $3.2500      Three Months
           -------------------------------------------------------
            *6,667       11/2/99       $2.8750      Three Months
           -------------------------------------------------------
            *1,500       11/2/00       $3.2500      Three Months
           -------------------------------------------------------
            38,000
           -------------------------------------------------------

* These 8,167 options are the stock options accelerated per Section 2.3 and Exhibit B.

Note: Exercising of Options subject to compliance with GTSI's standard exercising process and procedures. Employee agrees to notify GTSI of intent to exercise no later than five (5) business days of the end of the applicable Exercise Period. Actual number of shares available will be determined based on official corporate record of Employee's option activity up to the Retirement Date.


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

                                    EXHIBIT B

                    NOTICE OF ELECTION TO ACCELERATE OPTIONS

TO:     CEO, GTSI CORP.

CC:     Legal Department

FROM:   William E. Johnson, Jr.

RE:     Officer Severance Plan - Election to Accelerate Vesting of Options

     Under the terms of the GTSI 1991 Officer Severance Plan (the "Severance Plan"), I am entitled to receive 12 months of severance pay in accordance with the terms of the Severance Plan. In accordance with Section 6 of the Severance Plan and subject to the Severance Plan in all respects, this letter constitutes notice to you that I hereby elect irrevocably (check only one of the following):

|___| Alternative 1: To forego and waive any and all rights to accelerate the vesting of unvested installments of my stock options in accordance with the terms and conditions of the Severance Plan.

     OR

|___| Alternative 2: To accelerate the vesting of the unvested installments of the stock options identified below granted to me under the GTSI Stock Option Plans, as follows:

                                                       Number of
                        Date(s)                        Unvested
                        of Option       Exercise       Options to be
                        Grant(s)        Price          Accelerated
                        ---------       --------       -------------
                        11/2/99         $ 2.8750       6,667
                        11/2/00         $ 3.2500       1,500

     I acknowledge and agree that in consideration for the Company's acceleration of the vesting of outstanding but unvested options under Alternative 2 above, I will forego and waive my rights to receive 1 month of severance pay to which I am otherwise entitled under the Severance Plan, as provided for in the Employment Retirement Agreement Section 2.3.

Dated: October ____, 2002

                                                   _____________________________
                                                   William E. Johnson, Jr.


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